
                                   Year Ended
                           June 26, June 27, June 28,
                                           1998                1997               1996
                                       ------------         ------------       ------------
                     (000's omitted, except per share data)
Basic:

Weighted average shares outstanding        9,148                9,504             9,554
                                       ------------         ------------      ------------
Total                                      9,148                9,504             9,554


Income from continuing operations      $   7,317            $   4,257         $   9,014
Gain (loss) from discontinued
  operations                                 928              (10,435)           (3,095)
                                       ------------         ------------      ------------
Net income (loss)                      $   8,245            $ ( 6,178)        $   5,919
                                       ------------         ------------      ------------

Net income (loss) per share
  Continuing operations                $    0.80            $    0.45         $    0.94
  Discontinued operations                   0.10                (1.10)            (0.32)
                                       ------------         ------------      ------------
Net income (loss) per share            $    0.90            $   (0.65)        $   (0.62)
                                       ------------         ------------      ------------


Diluted:

Weighted average shares outstanding        9,148                9,504             9,554

Weighted average common stock
  equivalents                                253                  134               314
                                       ------------         ------------      ------------
Total                                      9,401                9,638             9,868

Income from continuing operations      $   7,317            $   4,257         $   9,014
Gain (loss) from discontinued
  operations                                 928              (10,435)           (3,095)
                                       ------------         ------------      ------------
Net income (loss)                      $   8,245            $ ( 6,178)        $   5,919
                                       ------------         ------------      ------------

Net income (loss) per share
  Continuing operations                $    0.78            $    0.44         $    0.91
  Discontinued operations                   0.10                (1.08)            (0.31)
                                       ------------         ------------      ------------
Net income (loss) per share            $    0.88            $   (0.64)        $   (0.60)
                                       ------------         ------------      ------------
